Exhibit 10.5

10868 189th Street Council Bluffs, IA 51503 Phone: 712-366-0392 Fax: 712-366-0394 Email: SIRE@SIREethanol.com

December 5, 2014

Bunge North America, Inc.
11720 Borman Drive
St. Louis, Missouri  63146
Attn: Vice President –Grain

RE:            SIRE – Bunge Agreements

Ladies and Gentlemen:

Today Bunge North America, Inc. (“Bunge”) and Southwest Iowa Renewable Energy, Inc. (“SIRE”) are amending and restating a number of agreements.  As part of these transactions, Bunge and SIRE agree that the following two agreements are terminated effective December 31, 2014:

Corn Oil Agency Agreement dated November 12, 2010; and

Risk Management Services Agreement dated December 15, 2008.

In addition, Bunge is the holder of a certain Subordinated Term Loan Note dated as of June 23, 2014 in an original principal amount of $19,517,136.99 (“Note”).  Bunge has the right pursuant to the Note to convert the Note into units of membership interest in SIRE.  Bunge agrees that it waives it right to convert the Note into units.

SIRE thanks Bunge very much for the long relationship and the continued partnership with SIRE.

If you are in agreement with the matters set forth in this letter, please execute this letter in the space provided below.

Bunge North America, Inc.
December 5, 2014

Very truly yours,

SOUTHWEST IOWA RENEWABLE ENERGY, LLC

By:	/s/ Brian T. Cahill
Name: Brian T. Cahill
Title: CEO and General Manager

ACCEPTED AND AGREED:

BUNGE NORTH AMERICA, INC.

By:	/s/ John P. Gilsinn

Name: John P. Gilsinn

Title: Vice President